                                                                    EXHIBIT 11.1

                                 XL CAPITAL LTD
                   COMPUTATION OF EARNINGS PER ORDINARY SHARE
                         AND ORDINARY SHARE EQUIVALENT

                                                                1998       1997       1996
                                                              --------   --------   --------
BASIC EARNINGS PER SHARE:
Net income..................................................  $656,330   $809,029   $516,471
Weighted average ordinary shares outstanding................   112,034    101,708    107,339
Basic earnings per share....................................  $   5.86   $   7.95   $   4.81
                                                              ========   ========   ========
DILUTED EARNINGS PER SHARE:
Net income..................................................  $656,330   $809,029   $516,471
Add back after-tax interest on convertible debentures.......     3,504      3,504      3,504
                                                              --------   --------   --------
Adjusted net income.........................................  $659,834   $812,533   $519,975
                                                              --------   --------   --------

Weighted average ordinary shares outstanding................   112,034    101,708    107,339
Average stock options outstanding (1).......................     2,152      1,277        549
Assumed conversion of convertible debentures (2)............     2,020      2,020      2,020
                                                              --------   --------   --------
Weighted average ordinary shares outstanding................   116,206    105,005    109,908
                                                              --------   --------   --------
Diluted earnings per share..................................  $   5.68   $   7.74   $   4.73
                                                              ========   ========   ========

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(1) Net of shares repurchased under the treasury stock method

(2) Reflects the assumed conversion of the NAC Re 5.25% Convertible Subordinated Debentures due 2002.